EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 19, 1996, relating to the statement of assets and liabilities of The Purisima Total Return Fund comprising The Purisima Funds, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Transfer and Dividend Disbursing Agent, Custodian and Independent Accountants" in such Prospectus.

/s/ Price Waterhouse
Price Waterhouse LLP
Milwaukee, Wisconsin
April 28, 1997